Exhibit 99.1

reAlpha Launches AI-Powered Real Estate Super AppTM on Tailwinds of Effectiveness of NAR Rule Changes on August 17, 2024

Recent NAR rule changes make buying a home using a traditional buyer’s agent more expensive. reAlpha brings their end-to-end commission-free homebuying platform to mobile devices, aiming to provide an easy and affordable way to buy a home completely by phone.

Dublin, Ohio—reAlpha Tech Corp. (Nasdaq: AIRE) (“reAlpha”), a real estate technology company developing and commercializing artificial intelligence (“AI”) technologies, announces today the launch of reAlpha (previously, “Claire”) (the “Super App”) for mobile devices. The Super App brings an end-to-end, commission-free, real estate experience to users’ mobile devices in addition to its online version, combining Claire, reAlpha’s generative-AI buyer’s agent, licensed human agent support and a suite of homebuying tools, which currently includes title and escrow agent services.

In connection with the launch of the Super App for mobile devices, reAlpha changed the name of the Super App from “Claire,” to “reAlpha.” Claire will remain as the generative-AI buyer’s agent that will be integrated within the Super App, while providing the same services it did for users utilizing the platform under its previous name. The Super App will continue to be available online in addition to its mobile app version.

This launch is timed to coincide with the real estate industry's shift in light of the National Association of Realtors’ (“NAR”) recent settlement to eliminate the standard six percent sales commission when purchasing a home. These rule changes went into effect August 17, and reAlpha believes such changes make its commission-free offering to be even more compelling for property buyers.

AI-Driven Homebuying Experience

The Super App brings reAlpha’s AI-powered capabilities to home buyers, allowing users to search for and purchase homes through their mobile phone. Key features include:

●	Commission-free homebuying: The Super App does not charge buyer’s commission fees, making home ownership more affordable and transparent.

●	Claire, the AI Real Estate Agent: Users can interact with Claire, a generative AI-powered buyer’s agent, to receive 24/7 real-time support and answers to questions related to purchasing a property.

●	AI-Generated Search and Recommendations: The Super App utilizes AI algorithms to provide personalized property matches and recommendations, further assisting users to find their ideal home. Also, with Claire’s natural language search, you can describe your perfect home, and it will quickly find matches, with no filters needed.

●	AI Document Review and Analysis: The Super App’s “Review with Claire” feature allows homebuyers to get clear, concise summaries of detailed real estate documents like inspection and settlement reports, making complex information easier to understand and navigate through.

●	Expert Guidance: For customized needs, users will be able to rely on a dedicated team of licensed real estate agents, on a no-cost and no-obligation basis, who will provide personalized support and guidance. These agents step in to augment Claire’s AI capabilities, allowing homebuyers to be confident in their decisions when buying a home, while also building trust between the agents and buyers throughout their home purchasing journey.

●	End-to-end Transactions: All steps of a standard homebuying process can be completed in the Super App, even if the Super App does not provide the services itself, as reAlpha’s licensed real estate agents will be available to step in and assist in those steps until the Super App integrates those services within the platform. Buyers will be guided through finding their home, negotiating an offer, getting a mortgage, among others, all the way through title services and closing.

One Platform for All Homebuying Needs

Following the acquisition of Hyperfast, announced July 29, 2024, reAlpha now offers integrated title services, allowing the Super App to offer those services directly to its users. While our licensed real estate agents can assist homebuyers if they need assistance with certain services the Super App does not currently provide, reAlpha plans to expand the Super App’s capabilities to integrate every aspect of a standard homebuying process in this one platform by eventually providing mortgage brokerage services and home insurance to buyers utilizing the Super App, whether online or via mobile device.

“At reAlpha, we know buying a home is the biggest and most important decision many people will ever make. We believe in leveraging AI to create a more personalized and supportive homebuying experience,” said Mike Logozzo, President and Chief Operating Officer of reAlpha. “The reAlpha Super App is designed to provide homebuyers with all the tools and support they may need to find their dream home, at a great price and with the best experience, all from their mobile device.”

As reAlpha continues to work towards innovating the real estate industry, the launch of the Super App for mobile devices marks a significant milestone in the company's mission to bring the real estate industry to the digital era. By integrating its generative-AI technology and homebuying services, reAlpha believes the Super App can transform the way people buy homes, while making the process more intuitive and efficient.

The Super App is now available for download on iOS devices. For more information and to download the Super App, please visit our App Store page.

About reAlpha

reAlpha (previously called “Claire”), announced on April 24, 2024, is reAlpha’s generative AI-powered, commission-free, homebuying platform. The tagline: No fees. Just keys.TM – reflects reAlpha’s dedication to eliminating traditional barriers and making homebuying more accessible and transparent.

reAlpha’s introduction aligns with major shifts in the real estate sector after the NAR agreed to settle certain lawsuits upon being found to have violated antitrust laws, resulting in inflated fees paid to buy-side agents. This development is expected to result in the end of the standard six percent sales commission, which equates to approximately $100 billion in realtor fees paid annually. reAlpha offers a cost-free alternative for homebuyers by utilizing an AI-driven workflow that assists them through the home buying process.

Homebuyers using reAlpha’s conversational interface will be able to interact with Claire, reAlpha’s AI buyer’s agent, to guide them through every step of their homebuying journey, from property search to closing the deal. By offering support 24/7, Claire is poised to make the homebuying process more efficient, enjoyable, and cost-efficient. Claire matches buyers with their dream homes using over 400 data attributes and provides insights into market trends and property values. Additionally, Claire can assist with questions, booking property tours, submitting offers, and negotiations.

Currently, reAlpha is under limited availability for homebuyers located in 20 counties in Florida, but reAlpha is actively seeking new MLS and brokerage licenses that will enable expansion into more U.S. states.

For more information, please visit www.reAlpha.com.

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is a real estate technology company developing an end-to-end commission-free homebuying platform. Utilizing the power of AI and an acquisition-led growth strategy, reAlpha’s goal is to offer a more affordable, streamlined experience for those on the journey to homeownership. For more information, visit www.reAlpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements”. Forward-looking statements include, among other things, statements about the NAR rule changes; the anticipated benefits of the NAR rule changes; statements about the Super App; the anticipated demand for the Super App in mobile devices and online; reAlpha’s ability to anticipate the future needs of the short-term rental market; future trends in the real estate, technology and artificial intelligence industries, generally; and reAlpha’s future growth strategy and growth rate. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; reAlpha’s ability to commercialize its developing AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to capitalize on the NAR rules change development to create more demand for its products and services, including the Super App; reAlpha’s ability to generate revenues through the Super App and services provided therein; reAlpha’s ability to acquire, collaborate with and/or partner with mortgage brokerage firms and home insurance providers, as well as other service providers to further enhance the Super App’s capabilities and services provided therein; reAlpha’s ability to generate revenue through its title services and any other services it may offer to Super App users in the future, both in mobile devices and online; the inability to maintain and strengthen reAlpha’s brand and reputation; the inability to accurately forecast demand for short-term rentals and AI-based real estate focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s U.S. Securities and Exchange Commission (“SEC”) filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact
investorrelations@realpha.com

Media
irlabs on behalf of reAlpha
Fatema Bhabrawala
fatema@irlabs.ca

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